Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) August 1, 2024—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2024.
•Net sales increased 10% to $148.0 billion in the second quarter, compared with $134.4 billion in second quarter 2023. Excluding the $1.0 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 11% compared with second quarter 2023.
•North America segment sales increased 9% year-over-year to $90.0 billion.
•International segment sales increased 7% year-over-year to $31.7 billion, or increased 10% excluding changes in foreign exchange rates.
•AWS segment sales increased 19% year-over-year to $26.3 billion.
•Operating income increased to $14.7 billion in the second quarter, compared with $7.7 billion in second quarter 2023.
•North America segment operating income was $5.1 billion, compared with operating income of $3.2 billion in second quarter 2023.
•International segment operating income was $0.3 billion, compared with an operating loss of $0.9 billion in second quarter 2023.
•AWS segment operating income was $9.3 billion, compared with operating income of $5.4 billion in second quarter 2023.
•Net income increased to $13.5 billion in the second quarter, or $1.26 per diluted share, compared with $6.7 billion, or $0.65 per diluted share, in second quarter 2023.
•Second quarter 2024 net income includes a pre-tax valuation gain of $0.4 billion included in non-operating income (expense) from the common stock investment in Rivian Automotive, Inc., compared to a pre-tax valuation gain of $0.2 billion from the investment in second quarter 2023.
•Operating cash flow increased 75% to $108.0 billion for the trailing twelve months, compared with $61.8 billion for the trailing twelve months ended June 30, 2023.
•Free cash flow increased to $53.0 billion for the trailing twelve months, compared with $7.9 billion for the trailing twelve months ended June 30, 2023.
•Free cash flow less principal repayments of finance leases and financing obligations increased to $49.6 billion for the trailing twelve months, compared with $1.9 billion for the trailing twelve months ended June 30, 2023.
•Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations increased to $51.4 billion for the trailing twelve months, compared with $6.7 billion for the trailing twelve months ended June 30, 2023.
“We’re continuing to make progress on a number of dimensions, but perhaps none more so than the continued reacceleration in AWS growth,” said Andy Jassy, Amazon President & CEO. “As companies continue to modernize their infrastructure and move to the cloud, while also leveraging new Generative AI opportunities, AWS continues to be customers’ top choice as we have much broader functionality, superior security and operational performance, a larger partner ecosystem, and AI capabilities like SageMaker for model builders, Bedrock for those leveraging frontier models, Trainium for those where the cost of compute for training and inference matters, and Q for those wanting the most capable GenAI assistant for not just coding, but also software development and business integration.”

Some other highlights since the company’s last earnings announcement include that Amazon:
•Held its 10th Prime Day, the biggest Prime Day shopping event yet.
•Delivered to Prime members at its fastest speeds ever in the first half of the year.
•Expanded selection, including brands like Aéropostale, Bumble and bumble, and Kiehl’s.
•Announced that U.S. Prime members can enjoy a Grubhub+ membership worth $120 a year.
•Launched multiple AI-powered features for consumers, including shopping assistant Rufus for all U.S. mobile customers, playlist generator Maestro for Amazon Music, and a new search experience for Fire TV.
•Launched Amazon’s Stores business in South Africa with same and next-day delivery.
•Expanded Amazon Pharmacy’s RxPass program, which now offers Prime members on Medicare unlimited consumption of 60 broadly-used prescription medications for just $5 a month.
•Released 19 films and series from Amazon MGM Studios, including:
•Fallout, the second most watched Original title worldwide ever on Prime Video during its launch.
•Season 4 of The Boys, reaching No. 1 on Prime Video in over 165 countries in its first two weeks.
•The Idea of You, attracting ~50 million viewers in its first two weeks on Prime Video.
•Earned 62 Primetime Emmy Award nominations, including 17 for Fallout and 16 for Mr. and Mrs. Smith.
•Secured expansive streaming rights for the NBA for 11 seasons, starting in 2025-26.
•Became the exclusive home of Monday Night National Hockey League games in Canada.
•Launched Anthropic Claude 3.5 Sonnet, Meta Llama 3.1, and Mistral Large 2 models in Amazon Bedrock.
•Shared that companies like AXA, DoorDash, Nasdaq, Rocket Insurance, SAP, Thomson Reuters, Workday, WPP, and Zendesk announced new applications built on Bedrock.
•Delivered new AWS Graviton4-based compute instances, providing up to 30% better price-performance than the industry-leading AWS Graviton3 instances.
•Signed new AWS agreements with Commonwealth Bank of Australia, Databricks, Discover Financial Services, Eli Lilly and Company, Experian, GE HealthCare, NetApp, Scopely, ServiceNow, Shutterfly, and many others—as well as AI startups Perplexity, H Company, and Observea.
•Announced an AUD $2 billion strategic partnership with the Australian Government to provide a “Top Secret” AWS Cloud to enhance the nation’s defense and intelligence capabilities.
•Added Austin and Miami to where self-driving robotaxi Zoox is deploying its test fleet on public roads.
•Ranked No. 2 on LinkedIn’s Top Companies list and No. 1 in the technology sector.
•Announced that all electricity consumed by Amazon’s operations, including its data centers, was matched with 100% renewable energy in 2023.
•Replaced 95% of plastic air pillows in Amazon’s delivery packaging in North America with paper filler.
•Announced an additional $1.4 billion commitment to Amazon’s Housing Equity Fund for affordable homes.
For additional highlights from the quarter, visit aboutamazon.com/q2-2024-earnings.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of August 1, 2024, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic and geopolitical conditions and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, and the various factors detailed below.

Third Quarter 2024 Guidance
•Net sales are expected to be between $154.0 billion and $158.5 billion, or to grow between 8% and 11% compared with third quarter 2023. This guidance anticipates an unfavorable impact of approximately 90 basis points from foreign exchange rates.
•Operating income is expected to be between $11.5 billion and $15.0 billion, compared with $11.2 billion in third quarter 2023.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.
Conference Call Information
A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
Forward-Looking Statements
These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, security breaches, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.
Additional Information
Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2023	2024	2023	2024	2023	2024

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$49,734	$73,332	$54,253	$73,890	$37,700	$50,067
OPERATING ACTIVITIES:
Net income	6,750	13,485	9,922	23,916	13,072	44,419
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	11,589	12,038	22,712	23,722	45,724	49,673
Stock-based compensation	7,127	6,722	11,875	11,683	23,037	23,831
Non-operating expense (income), net	47	(95)	581	2,639	2,754	1,310
Deferred income taxes	(2,744)	(785)	(3,216)	(1,723)	(7,408)	(4,383)
Changes in operating assets and liabilities:
Inventories	(2,373)	(3,085)	(2,002)	(1,309)	1,910	2,142
Accounts receivable, net and other	(2,041)	(2,209)	2,683	1,475	(2,686)	(9,556)
Other assets	(3,126)	(3,055)	(6,329)	(5,756)	(14,542)	(11,692)
Accounts payable	3,029	6,005	(8,235)	(5,277)	391	8,431
Accrued expenses and other	(1,938)	(4,147)	(7,701)	(7,075)	(1,944)	(1,802)
Unearned revenue	156	407	974	1,975	1,533	5,579
Net cash provided by (used in) operating activities	16,476	25,281	21,264	44,270	61,841	107,952
INVESTING ACTIVITIES:
Purchases of property and equipment	(11,455)	(17,620)	(25,662)	(32,545)	(58,632)	(59,612)
Proceeds from property and equipment sales and incentives	1,043	1,227	2,180	2,217	4,669	4,633
Acquisitions, net of cash acquired, non-marketable investments, and other	(316)	(571)	(3,829)	(3,925)	(5,545)	(5,935)
Sales and maturities of marketable securities	1,551	3,265	2,666	4,657	8,906	7,618
Purchases of marketable securities	(496)	(8,439)	(834)	(10,404)	(1,306)	(11,058)
Net cash provided by (used in) investing activities	(9,673)	(22,138)	(25,479)	(40,000)	(51,908)	(64,354)
FINANCING ACTIVITIES:
Proceeds from short-term debt, and other	4,399	525	17,179	863	40,124	1,813
Repayments of short-term debt, and other	(7,641)	(229)	(11,244)	(633)	(34,957)	(15,066)
Proceeds from long-term debt	—	—	—	—	8,342	—
Repayments of long-term debt	(2,000)	(4,169)	(3,386)	(4,499)	(4,643)	(4,789)
Principal repayments of finance leases	(1,220)	(538)	(2,600)	(1,308)	(5,705)	(3,092)
Principal repayments of financing obligations	(77)	(79)	(134)	(169)	(244)	(306)
Net cash provided by (used in) financing activities	(6,539)	(4,490)	(185)	(5,746)	2,917	(21,440)
Foreign currency effect on cash, cash equivalents, and restricted cash	69	(312)	214	(741)	(483)	(552)
Net increase (decrease) in cash, cash equivalents, and restricted cash	333	(1,659)	(4,186)	(2,217)	12,367	21,606
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$50,067	$71,673	$50,067	$71,673	$50,067	$71,673
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt, net of capitalized interest	$954	$680	$1,356	$949	$2,289	$2,201
Cash paid for operating leases	2,528	2,844	4,995	6,176	9,173	11,634
Cash paid for interest on finance leases	77	72	158	146	330	296
Cash paid for interest on financing obligations	41	50	100	114	194	210
Cash paid for income taxes, net of refunds	3,735	5,700	4,354	6,158	6,791	12,983
Assets acquired under operating leases	4,104	3,911	7,730	7,664	19,254	13,986
Property and equipment acquired under finance leases, net of remeasurements and modifications	240	181	248	223	696	617
Property and equipment recognized during the construction period of build-to-suit lease arrangements	84	31	215	68	1,051	210
Property and equipment derecognized after the construction period of build-to-suit lease arrangements, with the associated leases recognized as operating	—	—	720	—	4,766	654

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024

Net product sales	$59,032	$61,569	$116,013	$122,484
Net service sales	75,351	86,408	145,728	168,806
Total net sales	134,383	147,977	261,741	291,290
Operating expenses:
Cost of sales	69,373	73,785	137,164	146,418
Fulfillment	21,305	23,566	42,210	45,883
Technology and infrastructure	21,931	22,304	42,381	42,728
Sales and marketing	10,745	10,512	20,917	20,174
General and administrative	3,202	3,041	6,245	5,783
Other operating expense (income), net	146	97	369	325
Total operating expenses	126,702	133,305	249,286	261,311
Operating income	7,681	14,672	12,455	29,979
Interest income	661	1,180	1,272	2,173
Interest expense	(840)	(589)	(1,663)	(1,233)
Other income (expense), net	61	(18)	(382)	(2,691)
Total non-operating income (expense)	(118)	573	(773)	(1,751)
Income before income taxes	7,563	15,245	11,682	28,228
Provision for income taxes	(804)	(1,767)	(1,752)	(4,234)
Equity-method investment activity, net of tax	(9)	7	(8)	(78)
Net income	$6,750	$13,485	$9,922	$23,916
Basic earnings per share	$0.66	$1.29	$0.97	$2.30
Diluted earnings per share	$0.65	$1.26	$0.95	$2.24
Weighted-average shares used in computation of earnings per share:
Basic	10,285	10,447	10,268	10,420
Diluted	10,449	10,708	10,398	10,689

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024

Net income	$6,750	$13,485	$9,922	$23,916
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(22), $58, $(32), and $88	264	(637)	650	(1,733)
Available-for-sale debt securities:
Change in net unrealized gains (losses), net of tax of $(5), $(69), $(34), and $(227)	17	241	112	777
Less: reclassification adjustment for losses included in “Other income (expense), net,” net of tax of $(5), $(1), $(15), and $(1)	12	3	45	4
Net change	29	244	157	781
Other, net of tax of $0, $(1), $0, and $(2)	—	(2)	—	(1)
Total other comprehensive income (loss)	293	(395)	807	(953)
Comprehensive income	$7,043	$13,090	$10,729	$22,963

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024

North America
Net sales	$82,546	$90,033	$159,427	$176,374
Operating expenses	79,335	84,968	155,318	166,326
Operating income	$3,211	$5,065	$4,109	$10,048

International
Net sales	$29,697	$31,663	$58,820	$63,598
Operating expenses	30,592	31,390	60,962	62,422
Operating income (loss)	$(895)	$273	$(2,142)	$1,176

AWS
Net sales	$22,140	$26,281	$43,494	$51,318
Operating expenses	16,775	16,947	33,006	32,563
Operating income	$5,365	$9,334	$10,488	$18,755

Consolidated
Net sales	$134,383	$147,977	$261,741	$291,290
Operating expenses	126,702	133,305	249,286	261,311
Operating income	7,681	14,672	12,455	29,979
Total non-operating income (expense)	(118)	573	(773)	(1,751)
Provision for income taxes	(804)	(1,767)	(1,752)	(4,234)
Equity-method investment activity, net of tax	(9)	7	(8)	(78)
Net income	$6,750	$13,485	$9,922	$23,916

Segment Highlights:
Y/Y net sales growth:
North America	11%	9%	11%	11%
International	10	7	5	8
AWS	12	19	14	18
Consolidated	11	10	10	11
Net sales mix:
North America	61%	61%	61%	60%
International	22	21	22	22
AWS	17	18	17	18
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2023	June 30, 2024

ASSETS
Current assets:
Cash and cash equivalents	$73,387	$71,178
Marketable securities	13,393	17,914
Inventories	33,318	34,109
Accounts receivable, net and other	52,253	50,106
Total current assets	172,351	173,307
Property and equipment, net	204,177	220,717
Operating leases	72,513	74,575
Goodwill	22,789	22,879
Other assets	56,024	63,340
Total assets	$527,854	$554,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84,981	$81,817
Accrued expenses and other	64,709	60,351
Unearned revenue	15,227	16,004
Total current liabilities	164,917	158,172
Long-term lease liabilities	77,297	78,084
Long-term debt	58,314	54,889
Other long-term liabilities	25,451	27,226
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 10,898 and 11,005 shares issued; 10,383 and 10,490 shares outstanding)	109	110
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	99,025	110,633
Accumulated other comprehensive income (loss)	(3,040)	(3,993)
Retained earnings	113,618	137,534
Total stockholders’ equity	201,875	236,447
Total liabilities and stockholders’ equity	$527,854	$554,818

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$54,330	$61,841	$71,654	$84,946	$99,147	$107,952	75%
Operating cash flow -- TTM Y/Y growth	38%	74%	81%	82%	82%	75%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$57,649	$53,963	$50,220	$48,133	$48,998	$54,979	2%
Principal repayments of finance leases -- TTM	$6,544	$5,705	$5,245	$4,384	$3,774	$3,092	(46)%
Principal repayments of financing obligations -- TTM	$226	$244	$260	$271	$304	$306	25%
Equipment acquired under finance leases -- TTM (1)	$285	$269	$239	$310	$306	$425	58%
Principal repayments of all other finance leases -- TTM (2)	$625	$631	$694	$683	$761	$794	26%
Free cash flow -- TTM (3)	$(3,319)	$7,878	$21,434	$36,813	$50,149	$52,973	572%
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (4)	$(10,089)	$1,929	$15,929	$32,158	$46,071	$49,575	N/A
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (5)	$(4,455)	$6,734	$20,241	$35,549	$48,778	$51,448	664%
Common shares and stock-based awards outstanding	10,625	10,794	10,792	10,788	10,788	10,871	1%
Common shares outstanding	10,258	10,313	10,330	10,383	10,403	10,490	2%
Stock-based awards outstanding	367	481	462	406	385	381	(21)%
Stock-based awards outstanding -- % of common shares outstanding	3.6%	4.7%	4.5%	3.9%	3.7%	3.6%	N/A
Results of Operations
Worldwide (WW) net sales	$127,358	$134,383	$143,083	$169,961	$143,313	$147,977	10%
WW net sales -- Y/Y growth, excluding F/X	11%	11%	11%	13%	13%	11%	N/A
WW net sales -- TTM	$524,897	$538,046	$554,028	$574,785	$590,740	$604,334	12%
WW net sales -- TTM Y/Y growth, excluding F/X	13%	13%	12%	12%	12%	12%	N/A
Operating income	$4,774	$7,681	$11,188	$13,209	$15,307	$14,672	91%
F/X impact -- favorable	$139	$104	$132	$85	$72	$29	N/A
Operating income -- Y/Y growth, excluding F/X	26%	128%	338%	379%	219%	91%	N/A
Operating margin -- % of WW net sales	3.7%	5.7%	7.8%	7.8%	10.7%	9.9%	N/A
Operating income -- TTM	$13,353	$17,717	$26,380	$36,852	$47,385	$54,376	207%
Operating income -- TTM Y/Y growth (decline), excluding F/X	(37)%	10%	99%	197%	252%	205%	N/A
Operating margin -- TTM % of WW net sales	2.5%	3.3%	4.8%	6.4%	8.0%	9.0%	N/A
Net income	$3,172	$6,750	$9,879	$10,624	$10,431	$13,485	100%
Net income per diluted share	$0.31	$0.65	$0.94	$1.00	$0.98	$1.26	95%
Net income -- TTM	$4,294	$13,072	$20,079	$30,425	$37,684	$44,419	240%
Net income per diluted share -- TTM	$0.42	$1.26	$1.93	$2.90	$3.56	$4.18	229%
______________________________
(1)For the twelve months ended June 30, 2023 and 2024, this amount relates to equipment included in “Property and equipment acquired under finance leases, net of remeasurements and modifications” of $696 million and $617 million.
(2)For the twelve months ended June 30, 2023 and 2024, this amount relates to property included in “Principal repayments of finance leases” of $5,705 million and $3,092 million.
(3)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”
(4)Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”
(5)Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases, net of remeasurements and modifications,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Y/Y % Change
Segments
North America Segment:
Net sales	$76,881	$82,546	$87,887	$105,514	$86,341	$90,033	9%
Net sales -- Y/Y growth, excluding F/X	11%	11%	11%	13%	12%	9%	N/A
Net sales -- TTM	$323,517	$331,633	$340,677	$352,828	$362,288	$369,775	12%
Operating income	$898	$3,211	$4,307	$6,461	$4,983	$5,065	58%
F/X impact -- favorable (unfavorable)	$41	$(7)	$(27)	$(13)	$8	$8	N/A
Operating income -- Y/Y growth, excluding F/X	N/A	N/A	N/A	N/A	454%	58%	N/A
Operating margin -- % of North America net sales	1.2%	3.9%	4.9%	6.1%	5.8%	5.6%	N/A
Operating income (loss) -- TTM	$(381)	$3,457	$8,176	$14,877	$18,962	$20,816	502%
Operating margin -- TTM % of North America net sales	(0.1)%	1.0%	2.4%	4.2%	5.2%	5.6%	N/A
International Segment:
Net sales	$29,123	$29,697	$32,137	$40,243	$31,935	$31,663	7%
Net sales -- Y/Y growth, excluding F/X	9%	10%	11%	13%	11%	10%	N/A
Net sales -- TTM	$118,371	$121,003	$125,420	$131,200	$134,012	$135,978	12%
Operating income (loss)	$(1,247)	$(895)	$(95)	$(419)	$903	$273	N/A
F/X impact -- favorable (unfavorable)	$(174)	$32	$228	$160	$(3)	$(94)	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	(16)%	(48)%	(87)%	(74)%	N/A	N/A	N/A
Operating margin -- % of International net sales	(4.3)%	(3.0)%	(0.3)%	(1.0)%	2.8%	0.9%	N/A
Operating income (loss) -- TTM	$(7,712)	$(6,836)	$(4,465)	$(2,656)	$(506)	$662	N/A
Operating margin -- TTM % of International net sales	(6.5)%	(5.6)%	(3.6)%	(2.0)%	(0.4)%	0.5%	N/A
AWS Segment:
Net sales	$21,354	$22,140	$23,059	$24,204	$25,037	$26,281	19%
Net sales -- Y/Y growth, excluding F/X	16%	12%	12%	13%	17%	19%	N/A
Net sales -- TTM	$83,009	$85,410	$87,931	$90,757	$94,440	$98,581	15%
Operating income	$5,123	$5,365	$6,976	$7,167	$9,421	$9,334	74%
F/X impact -- favorable (unfavorable)	$272	$79	$(69)	$(62)	$67	$115	N/A
Operating income -- Y/Y growth (decline), excluding F/X	(26)%	(8)%	30%	39%	83%	72%	N/A
Operating margin -- % of AWS net sales	24.0%	24.2%	30.3%	29.6%	37.6%	35.5%	N/A
Operating income -- TTM	$21,446	$21,096	$22,669	$24,631	$28,929	$32,898	56%
Operating margin -- TTM % of AWS net sales	25.8%	24.7%	25.8%	27.1%	30.6%	33.4%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Y/Y % Change
Net Sales
Online stores (1)	$51,096	$52,966	$57,267	$70,543	$54,670	$55,392	5%
Online stores -- Y/Y growth, excluding F/X	3%	5%	6%	8%	7%	6%	N/A
Physical stores (2)	$4,895	$5,024	$4,959	$5,152	$5,202	$5,206	4%
Physical stores -- Y/Y growth, excluding F/X	7%	7%	6%	4%	6%	4%	N/A
Third-party seller services (3)	$29,820	$32,332	$34,342	$43,559	$34,596	$36,201	12%
Third-party seller services -- Y/Y growth, excluding F/X	20%	18%	18%	19%	16%	13%	N/A
Advertising services (4)	$9,509	$10,683	$12,060	$14,654	$11,824	$12,771	20%
Advertising services -- Y/Y growth, excluding F/X	23%	22%	25%	26%	24%	20%	N/A
Subscription services (5)	$9,657	$9,894	$10,170	$10,488	$10,722	$10,866	10%
Subscription services -- Y/Y growth, excluding F/X	17%	14%	13%	13%	11%	11%	N/A
AWS	$21,354	$22,140	$23,059	$24,204	$25,037	$26,281	19%
AWS -- Y/Y growth, excluding F/X	16%	12%	12%	13%	17%	19%	N/A
Other (6)	$1,027	$1,344	$1,226	$1,361	$1,262	$1,260	(6)%
Other -- Y/Y growth (decline), excluding F/X	57%	26%	(3)%	8%	23%	(6)%	N/A

Stock-based Compensation Expense
Cost of sales	$165	$251	$193	$227	$174	$266	6%
Fulfillment	$603	$932	$732	$823	$636	$944	1%
Technology and infrastructure	$2,574	$4,043	$3,284	$3,533	$2,772	$3,670	(9)%
Sales and marketing	$993	$1,303	$1,111	$1,216	$932	$1,224	(6)%
General and administrative	$413	$598	$509	$520	$447	$618	3%
Total stock-based compensation expense	$4,748	$7,127	$5,829	$6,319	$4,961	$6,722	(6)%
Other
WW shipping costs	$19,937	$20,418	$21,799	$27,326	$21,834	$21,965	8%
WW shipping costs -- Y/Y growth	2%	6%	9%	11%	10%	8%	N/A
WW paid units -- Y/Y growth (7)	8%	9%	9%	12%	12%	11%	N/A
WW seller unit mix -- % of WW paid units (7)	59%	60%	60%	61%	61%	61%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,465,000	1,461,000	1,500,000	1,525,000	1,521,000	1,532,000	5%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth (decline)	(10)%	(4)%	(3)%	(1)%	4%	5%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital media content subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(5)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(6)Includes sales related to various other offerings, such as health care services, certain licensing and distribution of video content, and shipping services, and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
amazon-ir@amazon.com	amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr